Exhibit 23.2



                    CONSENT OF CADWALADER, WICKERSHAM & TAFT



Cadwalader, Wickersham & Taft hereby consents to the reference to our firm under the caption "Legal Matters" in the form of Prospectus included in Post-Effective Amendment No. 3 on Form S-3 to Form S-1 Registration Statement (File No. 33-64968) of OXiGENE, Inc.


                                              /s/  Cadwalader, Wickersham & Taft



New York, New York
July 8, 1998